                                                                    EXHIBIT 10.3

                             SECURED PROMISSORY NOTE
                              (BYB 2005 Multistate)

$6,200,000.00                 Memphis, Tennessee              November 17, 2005

      FOR VALUE RECEIVED, the undersigned, BACKYARD BURGERS, INC., a Delaware corporation ("Maker"), promises to pay to the order of FIRST TENNESSEE BANK NATIONAL ASSOCIATION, ("Payee"; Payee and any subsequent holder[s] hereof are hereinafter collectively referred to collectively as "Holder"), without grace except as hereinafter provided, at the office of Payee in Memphis, Tennessee, or at such other place as Holder may designate to Maker in writing from time to time, the principal sum of SIX MILLION TWO HUNDRED THOUSAND AND NO/100THS DOLLARS ($6,200,000.00), together with interest thereon from date until maturity at a variable rate of interest per annum, adjusted monthly, equal to the Contract Rate (hereinafter defined), both principal and interest being payable in lawful money of the United States of America on the dates and in the manner as follows:

            Commencing on the 1st day of January, 2006, and continuing on the same day of each and every month thereafter, monthly installments of principal in such amounts as are set forth on EXHIBIT "A" attached hereto, plus interest on the principal sum disbursed and remaining from time to time unpaid computed at the Contract Rate set forth below shall be paid to the holder hereof, to and including the 1st day of November, 2012, and on the 1st day of December, 2012, the entire principal balance, together with all accrued and unpaid interest, if not sooner paid, shall be due and payable in full, unless converted to a term loan as hereinafter provided.

      The unpaid principal balance of the indebtedness hereby evidenced shall bear interest prior to maturity at a variable rate per annum ("Contract Rate"), based upon a three hundred sixty (360) day year, which shall be equal to the lesser of (a) the maximum rate of interest ("Maximum Rate") which the Holder may, from time to time, lawfully charge; or (b) a rate ("Variable Rate") equal to (i) two percent (2.00%) plus (ii) the LIBOR Rate (as hereinafter defined), adjusted and determined as of the date hereof (the "Initial Pricing Date") and as of the first (1st) day of each and every month hereafter (each an "Interest Rate Change Date"). The LIBOR Rate shall mean the London Interbank Offered Rate of interest for an interest period of one (1) month, as appears on Bloomberg page BBAM under the column heading `USD' on the day that is two London Business Days preceding each Interest Rate Change Date of each calendar month thereafter (the "Reset Date"). Each change in the Variable Rate which results from a change in the LIBOR Rate shall become effective, without notice to the Maker, on each Interest Rate Change Date following each change in the LIBOR Rate; provided, however, that if the LIBOR Rate as defined above is not available or is not published for any Reset Date, then Holder shall, at its sole discretion, choose a substitute source for the LIBOR Rate, which LIBOR Rate plus the Margin (as defined hereinbelow) shall become effective on the next Interest Rate Change Date. "London Business Day" shall mean any day on which commercial banks in London, England are open for general business (the "Index). The Index is not necessarily the lowest rate charged by Holder on its loans. If the Index becomes unavailable during the term of this loan, Holder may designate a substitute index after notice to Maker. Holder will tell Maker the current Index rate upon Maker's request. The change in the Variable Rate will not occur more often than each month. Maker understands that Holder may make loans based on other rates as well. The Index is currently 4.14% per annum plus a margin of
2.0 percentage points (the "Margin") resulting in an initial Variable Rate of 6.14%. This provision is for the benefit of the Holder, and is not intended to increase the expected yield to the Holder above the Contract Rate provided for within this promissory note.

      Notwithstanding any other provisions herein, if any Change in Law (as hereinafter defined) shall make it unlawful for the Holder to make or maintain a LIBOR Rate loan as contemplated herein, the principal outstanding hereunder shall, if required by law and if the Holder so requests, be converted to a loan accruing interest at the lesser of the Maximum Rate or the base commercial rate of interest ("Base Rate") established from time to time by the Holder, plus or minus the percentage necessary to most closely equal the previous Contract Rate. Each change in the Base Rate shall become effective, without notice to the Maker, on the same date that the Base Rate changes. The Maker hereby agrees promptly to pay the Holder, upon demand, any reasonable costs incurred by the Holder in making any conversion in accordance with this paragraph, including any interest or fees payable by the Holder to lenders of funds obtained by it in order to maintain its LIBOR Rate loans.

      The Maker hereby indemnifies the Holder and holds the Holder harmless from any loss or reasonable expense which the Holder may sustain or incur as a consequence of (i) a default by the Maker in the payment of the principal amount of or interest on the loan evidenced hereby, including any such loss or expense arising from interest or fees payable by the Holder to the lenders of funds obtained by it in order to make or maintain its LIBOR Rate loans, or (ii) a Change in Law that results in the imposition on the Holder of reserve requirements in connection with LIBOR Rate loans made by the Holder. The Maker will make any payments under this indemnity to the Holder, upon demand. The Maker further agrees to enter into a modification of this Note, at the request of the Holder, to bring the Note into compliance with any Change in Law.

      "Change in Law" shall mean the adoption of any law, rule, regulation, policy, guideline or directive (whether or not having the force of law) or any change therein or in the interpretation or applicable thereof, in all cases by any Governmental Authority (as hereinafter defined) having jurisdiction over the Holder, in each case after the date hereof.

      "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising regulatory functions of or pertaining to government.

      In the event any installment of interest payable hereunder has not been received by the Payee or the Holder hereof within ten (10) days of the date when due, if the Holder does not accelerate the maturity date of this Note as a result of such default, then, at the Holder's option, the Maker shall pay to the Holder a late charge equal to five percent (5%) of such installment, and the unpaid principal balance of the indebtedness hereby evidenced shall bear interest from the first day of the preceding month until such payment is received at a variable rate (the "Default Rate") per annum which shall, from day to day, be equal to the lesser of (a) the Maximum Rate or (b) a rate equal to
(i) four percent (4%) per annum, plus (ii) the Base Rate established from time to time by the Holder, each change in the rate to be charged thereon to become effective, without notice to the undersigned, on the effective date of each change in the

Maximum Rate or the Base Rate, as the case may be. Furthermore, in the event that the principal balance of the indebtedness hereby evidenced shall not be paid when due hereunder (whether at its stated maturity or by acceleration) the indebtedness evidenced hereby shall bear interest after maturity at the Default Rate.

      The Base Rate is one of several interest rate indices employed by the Holder. The Maker acknowledges that the Holder has made, and may hereafter make, loans bearing interest at rates which are higher or lower than the Base Rate.

      All installments of interest, and the principal hereof, are payable at the office of the Holder, or at such other place as the holder may designate in writing, in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment.

      If the Maker shall fail to make payment of any installment of principal and interest, as and when due, and same shall be unremedied for a period of fifteen (15) days thereafter, or upon any default in any other instrument of pledge or hypothecation which now or hereafter secures the payment of the indebtedness evidenced hereby, including, without limitation, any obligations under any interest rate swap (whether now existing or hereafter arising), or upon any default in the payment or performance of any other indebtedness, liability or obligation now or hereafter owed by the Maker to the holder hereof, then and in any such event, upon the expiration of any applicable notice and right to cure period set forth herein or therein, the entire unpaid principal balance of the indebtedness evidenced hereby, together with all interest then accrued, shall, at the absolute option of the holder hereof, at once become due and payable, without demand or notice, the same being expressly waived.

      If this Note is placed in the hands of an attorney for collection, by suit or otherwise, or to protect the security for its payment, or to enforce its collection, or to represent the rights of the Holder in connection with any loan documentation executed in connection herewith, or to defend successfully against any claim, cause of action or suit brought by the Maker against the Holder, the Maker shall pay on demand all reasonable and actual costs of collection and litigation (including court costs), together with reasonable attorneys' fees actually incurred.

      The Maker and any endorsers or guarantors hereof waive protest, demand, presentment, and notice of dishonor, and agree that this Note may be extended, in whole or in part, without limit as to the number of such extensions or the period or periods thereof, without notice to them and without affecting their liability thereon.

      It is the intention of the Holder and the Maker to comply strictly with applicable usury laws; and, accordingly, in no event and upon no contingency shall the holder hereof ever be entitled to receive, collect, or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the maximum effective contract rate which the Holder may lawfully charge under applicable statutes and laws from time to time in effect; and in the event that the holder hereof ever receives, collects, or applies as interest any such excess, such amount which, but for this provision would be excessive interest, shall be applied to the reduction of the principal amount of the indebtedness hereby evidenced; and if the principal amount of the indebtedness evidenced hereby, all lawful interest thereon and all lawful fees and charges in connection therewith, are paid in full, any remaining excess shall forthwith be paid to the Maker, or other party lawfully entitled thereto. All interest paid or agreed to be paid by the Maker shall, to the maximum extent permitted under applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permitted by applicable law. Any provision hereof, or of any other agreement between the holder hereof and the Maker, that operates to bind, obligate, or compel the Maker to pay interest in excess of such maximum effective contract rate shall be construed to require the payment of the maximum rate only. The provisions of this paragraph shall be given precedence over any other provision contained herein or in any other agreement between the holder hereof and the Maker that is in conflict with the provisions of this paragraph.

      This Note shall be governed and construed according to the statutes and laws of the State of Tennessee from time to time in effect; it being intended that, as to the maximum rate of interest which may be charged, received, and collected hereunder, those applicable statutes and laws, whether state or federal, from time to time in effect, which permit the charging of a higher rate of interest, shall govern and control; provided, always, however, that in no event and under no circumstances shall the Maker be liable for the payment of interest in excess of the maximum rate permitted by such applicable law, from time to time in effect.

      The indebtedness evidenced hereby may be prepaid in part or in full at any time without penalty.

      Maker may pay without penalty all or a portion of the amount owed earlier than it is due; provided, however that if an interest rate swap agreement has been entered into in connection with this loan, such prepayment may require termination or adjustment of the swap agreement and may result in payment due from Maker under the terms and conditions of the swap agreement. Any and all partial prepayments shall be applied to the reduction of the indebtedness evidenced hereby in inverse order of its maturity and shall not abridge or postpone the obligation to make the regular payments as herein provided until the indebtedness evidenced hereby has been paid in full.

      No notice of any monetary default in the payment of any installment of principal and interest within ten (10) days for the due date thereof shall be required hereunder. As for any other monetary default, or any non-monetary default, which default is capable of cure, the Holder shall give the Maker written notice of default, specifying the nature thereof, and the Maker shall have thirty (30) days from the date of such notice to cure any such default. If the Maker has not cured such default within such thirty (30) day period, or if such default is curable but not within thirty (30) days and the Maker fails to institute curative action promptly upon such notice from the Holder and diligently and continuously prosecute the same to conclusion, the Holder may exercise any or all remedies available hereunder or under any of the Loan Documents.

                            [SIGNATURE PAGE FOLLOWS]

                             SECURED PROMISSORY NOTE
                              (BYB 2005 Multistate)

                                 SIGNATURE PAGE

                                        BACK YARD BURGERS, INC.

                                        By:/s/ Lattimore M. Michael
                                           ------------------------------------

                                        Name: Lattimore M. Michael

                                        Title: Chief Executive Officer

                             SECURED PROMISSORY NOTE
                              (BYB 2005 Multistate)

                                   EXHIBIT "A"

PERIODSTART        PERIODEND     NOTIONALAMOUNT             NOTIONALAMORTIZATION
       12/1/2005      1/1/2006               6,200,000.00             19,600.00
        1/1/2006      2/1/2006               6,180,400.00             19,600.00
        2/1/2006      3/1/2006               6,160,800.00             19,600.00
        3/1/2006      4/1/2006               6,141,200.00             19,600.00
        4/1/2006      5/1/2006               6,121,600.00             19,600.00
        5/1/2006      6/1/2006               6,102,000.00             19,600.00
        6/1/2006      7/1/2006               6,082,400.00             19,600.00
        7/1/2006      8/1/2006               6,062,800.00             19,600.00
        8/1/2006      9/1/2006               6,043,200.00             19,600.00
        9/1/2006     10/1/2006               6,023,600.00             19,600.00
       10/1/2006     11/1/2006               6,004,000.00             19,600.00
       11/1/2006     12/1/2006               5,984,400.00             19,600.00
       12/1/2006      1/1/2007               5,964,800.00             21,100.00
        1/1/2007      2/1/2007               5,943,700.00             21,100.00
        2/1/2007      3/1/2007               5,922,600.00             21,100.00
        3/1/2007      4/1/2007               5,901,500.00             21,100.00
        4/1/2007      5/1/2007               5,880,400.00             21,100.00
        5/1/2007      6/1/2007               5,859,300.00             21,100.00
        6/1/2007      7/1/2007               5,838,200.00             21,100.00
        7/1/2007      8/1/2007               5,817,100.00             21,100.00
        8/1/2007      9/1/2007               5,796,000.00             21,100.00
        9/1/2007     10/1/2007               5,774,900.00             21,100.00
       10/1/2007     11/1/2007               5,753,800.00             21,100.00
       11/1/2007     12/1/2007               5,732,700.00             21,100.00
       12/1/2007      1/1/2008               5,711,600.00             22,600.00
        1/1/2008      2/1/2008               5,689,000.00             22,600.00
        2/1/2008      3/1/2008               5,666,400.00             22,600.00
        3/1/2008      4/1/2008               5,643,800.00             22,600.00
        4/1/2008      5/1/2008               5,621,200.00             22,600.00
        5/1/2008      6/1/2008               5,598,600.00             22,600.00
        6/1/2008      7/1/2008               5,576,000.00             22,600.00
        7/1/2008      8/1/2008               5,553,400.00             22,600.00
        8/1/2008      9/1/2008               5,530,800.00             22,600.00
        9/1/2008     10/1/2008               5,508,200.00             22,600.00
       10/1/2008     11/1/2008               5,485,600.00             22,600.00
       11/1/2008     12/1/2008               5,463,000.00             22,600.00
       12/1/2008      1/1/2009               5,440,400.00             24,400.00
        1/1/2009      2/1/2009               5,416,000.00             24,400.00
        2/1/2009      3/1/2009               5,391,600.00             24,400.00
        3/1/2009      4/1/2009               5,367,200.00             24,400.00
        4/1/2009      5/1/2009               5,342,800.00             24,400.00
        5/1/2009      6/1/2009               5,318,400.00             24,400.00
        6/1/2009      7/1/2009               5,294,000.00             24,400.00
        7/1/2009      8/1/2009               5,269,600.00             24,400.00
        8/1/2009      9/1/2009               5,245,200.00             24,400.00
        9/1/2009     10/1/2009               5,220,800.00             24,400.00
       10/1/2009     11/1/2009               5,196,400.00             24,400.00
       11/1/2009     12/1/2009               5,172,000.00             24,400.00
       12/1/2009      1/1/2010               5,147,600.00             26,300.00
        1/1/2010      2/1/2010               5,121,300.00             26,300.00

        2/1/2010      3/1/2010               5,095,000.00             26,300.00
        3/1/2010      4/1/2010               5,068,700.00             26,300.00
        4/1/2010      5/1/2010               5,042,400.00             26,300.00
        5/1/2010      6/1/2010               5,016,100.00             26,300.00
        6/1/2010      7/1/2010               4,989,800.00             26,300.00
        7/1/2010      8/1/2010               4,963,500.00             26,300.00
        8/1/2010      9/1/2010               4,937,200.00             26,300.00
        9/1/2010     10/1/2010               4,910,900.00             26,300.00
       10/1/2010     11/1/2010               4,884,600.00             26,300.00
       11/1/2010     12/1/2010               4,858,300.00             26,300.00
       12/1/2010      1/1/2011               4,832,000.00             28,300.00
        1/1/2011      2/1/2011               4,803,700.00             28,300.00
        2/1/2011      3/1/2011               4,775,400.00             28,300.00
        3/1/2011      4/1/2011               4,747,100.00             28,300.00
        4/1/2011      5/1/2011               4,718,800.00             28,300.00
        5/1/2011      6/1/2011               4,690,500.00             28,300.00
        6/1/2011      7/1/2011               4,662,200.00             28,300.00
        7/1/2011      8/1/2011               4,633,900.00             28,300.00
        8/1/2011      9/1/2011               4,605,600.00             28,300.00
        9/1/2011     10/1/2011               4,577,300.00             28,300.00
       10/1/2011     11/1/2011               4,549,000.00             28,300.00
       11/1/2011     12/1/2011               4,520,700.00             28,300.00
       12/1/2011      1/1/2012               4,492,400.00             30,200.00
        1/1/2012      2/1/2012               4,462,200.00             30,200.00
        2/1/2012      3/1/2012               4,432,000.00             30,200.00
        3/1/2012      4/1/2012               4,401,800.00             30,200.00
        4/1/2012      5/1/2012               4,371,600.00             30,200.00
        5/1/2012      6/1/2012               4,341,400.00             30,200.00
        6/1/2012      7/1/2012               4,311,200.00             30,200.00
        7/1/2012      8/1/2012               4,281,000.00             30,200.00
        8/1/2012      9/1/2012               4,250,800.00             30,200.00
        9/1/2012     10/1/2012               4,220,600.00             30,200.00
       10/1/2012     11/1/2012               4,190,400.00             30,200.00
       11/1/2012     12/1/2012               4,160,200.00          4,160,200.00